Exhibit 99.1
Cereplast Reports Preliminary Results for the Third Quarter of 2011
-Plans to Hold Quarter End Conference Call on November 14th-
EL SEGUNDO, Calif. — November 7, 2011 — Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary biobased, compostable and sustainable plastics, reported preliminary results for its third quarter ended September 30, 2011.
•	For the third quarter of 2011, management
•	Expects to report revenue ranging from $5.2 million to $5.5 million;

•	Anticipates gross margins to be approximately 16.5%, representing a 360 basis point increase over the 12.1% in the second quarter of 2011; and

•	Plans to take an allowance for doubtful accounts in the quarter ranging from $1.5 million to $1.7 million.
•	Cereplast revised its 2011 full year revenue expectations to range from $25 million to $28 million.
“During the third quarter, we made progress executing on our pricing strategy to increase margins and continue to believe we will exit the year with margins at approximately 20%,” stated Frederic Scheer, chairman and chief executive officer. “However, due to the impact of the uncertain economic environment in Europe where we currently sell the majority of our products, our receivables balance has grown disproportionately to our sales and is approximately $19.1 million, net of allowances, at September 30th. While European customers generally demand longer payment terms than our North American customers, the recent economic uncertainties in Europe may impact our ability to collect on some customer balances and therefore we have increased our allowance for doubtful accounts to reflect this market risk. Demand for our products in Europe remains strong, however to mitigate further market and credit risk we have implemented more stringent credit policies for new and existing European customers.”
Conference Call Information
The financial results included in this press release are preliminary and subject to change. Cereplast plans to report full results and give more in depth information during its quarterly results call on November 14th, 2011 at 2:00 p.m. PT (5:00 p.m. ET).
To access the live conference call, dial 877-312-5508 (international dial-in 253-237-1135) and ask to join the Cereplast call. A live and archived webcast of the conference call can be accessed from the investor section of Cereplast’s website at investor.cereplast.com. A telephonic replay of the conference call can be accessed at 855-859-2056 (international dial-in 404-537-3406). The replay will be available starting two hours after the call and remain in effect for three business days. The required pass code is 20491688.

About Cereplast, Inc.
Cereplast, Inc. (NASDAQ:CERP) designs and manufactures proprietary biobased, sustainable plastics which are used as substitutes for traditional plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with traditional plastics. On the cutting-edge of biobased plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® resins are ideally suited for single-use applications where high biobased content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables® resins combine high biobased content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit the Cereplast social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast and Youtube.com/Cereplastinc.
Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
Contacts:
Cereplast, Inc.
Public Relations
Nicole Cardi
(310) 615-1900 x154
ncardi@cereplast.com
LHA
Investor Relations
Mary Magnani
(415) 433-3777
cereplast@lhai.com

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